EXHIBIT 10.6(b)

                                   AMENDMENT
                                   ---------


         This is an amendment to the agreement dated as of January 2, 1995 (the "Employment Agreement") by and among Voldemar Madis ("Employee"), Madis Botanicals, Inc., a New Jersey corporation (the "Company") and Pure World, Inc. ("Pure World") pursuant to which Employee has been employed by the Company (the "Amendment").

                                 R E C I T A L S
                                 - - - - - - - -

         The Employee currently serves as Vice Chairman of the Company pursuant to the Employment Agreement. As an inducement for the continued service of Employee and his commitment to stay with the Company for at least three years, the Company has agreed to increase the term of the Employment Agreement and the annual compensation.

         NOW, THEREFORE, the parties agree as follows:

                1. Survival of Employment Agreement. The Amendment shall amend the Employment Agreement only to the extent expressly provided herein and the Amendment shall supersede the terms of the Employment Agreement only where the two agreements are in conflict. In all other respects, the Employment Agreement shall survive and control the terms of Employee's employment. The Amendment and the Employment shall be incorporated together and constitute one agreement (the "Amended Employment Agreement").

                2. Term of Agreement. The term of employment under the Amended Employment Agreement shall be three years from January 2, 1998 (the "Effective Date") and shall extend until December 31, 2000.

                3. Compensation. For all services rendered by the Employee under the Amended Employment Agreement, the Company shall pay the Employee an annual salary of $150,000, payable in the same periodic installments customary for other employees of the Company.

                4. Notices. All notices hereunder shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, to the following address:

                           If to the Company:

                               376 Main Street
                               P.O. Box 74
                               Bedminster, New Jersey 07921

                           If to the Employee:

                               375 Huyler Street
                               South Hackensack, New Jersey 07606


         The Company or the Employee may hereunder designate another address to the other in writing for purposes of notices under the Amended Employment Agreement.

                5. Waivers. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of October 20, 1997.


                                              MADIS BOTANICALS, INC.


                                              By: /s/ Natalie I. Koether
                                                  ----------------------
                                                    Natalie I. Koether
                                              Title:  President



                                              PURE WORLD, INC.

                                              By: /s/ Natalie I. Koether
                                                  ----------------------
                                                    Natalie I. Koether
                                              Title:  President




                                                  /s/ Voldemar Madis
                                                  ----------------------
                                                      VOLDEMAR MADIS




                                                        -2-